CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on Pioneer Money Market Trust dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 15 and Amendment No. 16 to Registration Statement File Nos. 33-13179 and 811-5099, respectively.


                                                       /s/ ARTHUR ANDERSEN LLP
                                                       ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 27, 1998